Exhibit 10.1

SABBATICAL AGREEMENT

This SABBATICAL AGREEMENT (this “Agreement”) is made and entered into as of the 22nd day of September, 2021 (the “Effective Date”) by and between VIVOS THERAPEUTICS, INC., a Delaware corporation having its principal place of business at 9137 S. Ridgeline Blvd., Suite 135, Highlands Ranch, Colorado 80129 (the “Company”) and DR. G. DAVE SINGH, an individual currently residing in Sandia Park, New Mexico (the “Executive”). As used herein, the term “Parties” shall be used to refer to the Company and Executive jointly.

RECITALS

WHEREAS, on October 9, 2020, the Executive executed an Amended and Restated Employment Agreement with the Company to become its Chief Medical Officer (the “Amended Employment Agreement”);

WHEREAS, on July 8, 2021, Dr. Singh requested a sabbatical from his role as Chief Medical Officer of the Company as he was awarded an Adjunct Professor position with Stanford University;

WHEREAS, the Company believes that its executives from time-to-time may benefit from a sabbatical to focus on research, continuing education, or other special projects without having to perform their regularly assigned job duties and responsibilities;

WHEREAS, the Parties desire to amend the Amended Employment Agreement, by virtue of this Agreement; and

WHEREAS, the Parties desire to amend Executive’s relationship as a member of the Board of Directors of the Company.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Company is willing to grant Executive’s sabbatical request pursuant to the following terms:

1.	Term. The term of this Agreement will be twelve (12) months from the date of the commencement of the sabbatical, which will begin on September 1, 2021.

2.	Compensation and Benefits. During the sabbatical, Executive’s compensation and benefits shall remain the same as set forth in the Amended Employment Agreement.

3.	Amendment of Termination by Executive for Good Reason. Pursuant to Executive’s request to undertake the sabbatical, this Agreement amends Section 3(d)(i) of the Amended Employment Agreement by modifying the following subsection as follows:

. .. . (i) except in connection with a sabbatical of Executive upon terms mutually agreed by the Company and Executive, the assignment to Executive of duties inconsistent with the position and nature of Executive’s employment as Chief Medical Officer, the substantial and material reduction of the duties of Executive, which is inconsistent with the position and nature of Executive’s employment .. . .

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4.	Amendment of Executive’s Essential Duties and Responsibilities. During the sabbatical, Executive’s Essential Duties and Responsibilities under Attachment A to the Amended Employment Agreement shall be suspended. Executive while on sabbatical will not exercise any of the duties or responsibilities contained in Attachment A to the Amended Employment Agreement. However, Executive and Company have mutually agreed that during Executive’s sabbatical, Executive will perform the Job Duties and responsibilities contained in Attachment 1 to this Agreement. Section 6 of this Agreement sets forth the conditions for determining if Executive’s Essential Duties and Reinstatement will be reinstated. The provisions of Section 4 of the Amended Employment Agreement, which incorporated by reference Addendum D to the Executive’s Employment Agreement dated May 6, 2017, are hereby reaffirmed to apply to during the term of Executive’s sabbatical; provided that for the sake of clarification, the phrase “developed entirely on my own time” in Section 1 of such Addendum D shall be construed to include time spent by Executive during the sabbatical outside of Executive performing the Job Duties and Responsibilities on Attachment 1 during the sabbatical, including without limitation with respect to surgical innovations and related approaches that are not competitive with the Company and further outside of any obligations Executive may have to Stanford University or any other educational institution.

5.	Executive’s Job Duties and Responsibilities During Sabbatical. Executive’s Job Duties and Responsibilities during the sabbatical are set forth in Attachment 1 to this Agreement, incorporated herein and integrated herewith by this reference.

6.	Reinstatement of Executive’s Essential Duties and Responsibilities. Approximately thirty (30) days prior to the expiration of this Agreement, the Company’s Board of Directors will determine after receiving any discussion or request from Executive, whether to reinstate Executive’s Essential Duties and Responsibilities contained in Attachment A to the Amended Employment Agreement. However, the Company’s Board of Directors shall have the sole discretion to determine whether Executive’s Essential Duties and Responsibilities will be fully reinstated or modified. Notice of the Company’s reinstatement determination will be provided to Executive in accordance with Section 12 of the Amended Employment Agreement. Subject to Section 7, below, the Company’s determination not to reinstate Executive’s Essential Duties and Responsibilities contained in Attachment A to the Amended Employment Agreement shall constitute “Good Reason” under Section 4(d)(i) of the Amended Employment Agreement.

7.	Extension of Sabbatical. In lieu of reinstatement, the Company’s Board of Directors, upon Executive’s request, may extend this Agreement for consecutive 12-month periods upon request from the Executive at the Board of Directors discretion. Notice of any extension determination will be provided to Executive in accordance with Section 12 of the Amended Employment Agreement. As long as any payments are being made by Company to Executive at any time, as required under this Agreement and under the Amended Employment Agreement between the Company and Executive, including any severance payments following termination for any reason, Executive will continue to perform the responsibilities contained bullet point three on Attachment 1 at the request of the Company.

8.	No other Amendments or Modifications to the Amended Employment Agreement. Except as otherwise modified by this Sabbatical Agreement, the remaining terms and conditions of the Executive’s Amended Employment Agreement remain the same and remain in full force and effect. Executive represents and warrants that Executive’s entry into and performance of this Agreement does not conflict with any other agreements of Executive, including, without limitation, Executive’s agreement with Stanford University or any other educational institution.

9.	Resignation from Board of Directors. On or before date of the commencement of the sabbatical, which will begin on September 22, 2021, Executive shall also resign his position from the Company’s Board of Directors as of September 22, 2021. The Nominating Governance Committee shall have the sole discretion to consider a subsequent appointment to the Board of Directors at a future date; provided that upon reinstatement under Section 6, above, Executive will become eligible for nomination to the Company’s Board of Directors and such nomination shall not be unreasonably withheld.

[Intentionally Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Sabbatical Agreement as of the day of the date first written above.

VIVOS THERAPEUTICS, INC.

By:	/s/ R. Kirk Huntsman
Name:	R. Kirk Huntsman
Title:	CEO

EXECUTIVE:

/s/ G. Dave Singh
Name:	DR. G. DAVE SINGH
Title:	Founder and Chief Medical Officer

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ATTACHMENT 1

EXECUTIVE’S JOB DUTIES AND RESPONSIBILITIES WHILE ON SABBATICAL

Executive’s Job Duties and Responsibilities while on Sabbatical shall include the following.

●	Research: Advise Company regulatory personnel and consultants concerning clinical studies, on an as-needed basis.

●	Device Development: Collaborate with applicable Company personnel and consultants to develop, test and create a prototype for the next generational devices, using mutually agreed upon resources, equipment and delivery of design history files with funding provided by the Company.

●	Attend and/or make presentations at national, regional, local, and international assemblies and conferences as a Company representative that is consistent with the Company’s messaging concerning ongoing research and development of new technologies and products.

●	Executive shall be eligible for earning incentive compensation on the achievement of open MBO milestones and performance objectives established on Attachment B of his Amended Employment Agreement.

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